AMENDMENT TO AGREEMENT AND PLAN OF MERGER


          AMENDMENT (this "Amendment"), dated as of December 10, 1997, among THE WARNACO GROUP, INC., a Delaware corporation ("Parent"), WAC ACQUISITION CORPORATION, a Delaware corporation ("Sub"), and DESIGNER HOLDINGS LTD., a Delaware corporation (the "Company"), to the AGREEMENT AND PLAN OF MERGER dated as of September 25, 1997 (the "Merger Agreement"), among Parent, Sub and the Company.

                            Preliminary Statements

          WHEREAS, shortly after the announcement of a proposed transaction between the Company and Parent, three stockholders of the Company filed lawsuits in the Delaware Court of Chancery challenging such transaction, which lawsuits were later consolidated and captioned as In re Designer Holdings Ltd. Shareholders Litigation, Consolidated Civil Action 15942 (the "Litigation");

          WHEREAS, on November 13, 1997, the parties to the Litigation reached an agreement in principle to settle the Litigation (the
"Settlement"), subject to court approval;

          WHEREAS, pursuant to the terms of the Settlement, Parent, Sub and the Company have each agreed, among other things, to reduce the termination fee payable by the Company to Parent pursuant to Section 5.08 of the Merger Agreement in certain circumstances from $12.5 million to $6.5 million; and

          WHEREAS, in order to effectuate the foregoing, the parties hereto each desire to amend the Merger Agreement as set forth herein.

                                  Agreement

          In consideration of the mutual covenants contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 7.03 of the Merger Agreement, the parties hereto hereby agree as follows:

          1. Definitions. Unless otherwise defined herein, capitalized terms used herein are used as defined in the Merger Agreement.

          2. Amendment. Section 5.08(b) of the Merger Agreement is hereby amended to delete the reference to "$12,500,000" and insert in its place the figure "$6,500,000".

          3. Continuing Effect; Amendment Limited. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement. From and after the date of the effectiveness of this Amendment, all references in the Merger Agreement to the "Agreement" shall be deemed to be references to the Merger Agreement after giving effect to this Amendment.

          4. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
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          5.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE.

          6. Effectiveness. This Amendment shall become effective on the date on which each of Parent, Sub and the Company shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Parent.
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               IN WITNESS WHEREOF, the parties hereto have each caused this
Amendment to be executed by a duly authorized officer as of the date set forth above.

                                        THE WARNACO GROUP, INC.


                                        By: /s/ Stanley P. Silverstein
                                        Its: Vice President, General Counsel
                                              and Secretary


                                        WAC ACQUISITION CORPORATION


                                        By: /s/ Stanley P. Silverstein
                                        Its: Vice President


                                        DESIGNER HOLDINGS LTD.


                                        By: /s/William S. Finkelstein
                                        Its: Vice President